EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the inclusion in this Registration Statement on Form S-8 of our report dated April 12, 2006, with respect to the consolidated financial statements of Gateway Distributors, Ltd. included in their Annual Report on Form 10-KSB/A for the year ended December 31, 2005.

/s/ Lawrence Scharfman CPAPA

Boynton Beach, Florida
July 27, 2006